           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|      Preliminary Proxy Statement
| |      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c)
           or Rule 14a-12

                               The Italy Fund Inc.
            ---------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| ___ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-1.

      (1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      (3) ___ Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

      --------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      (5)   Total fee paid:

      --------------------------------------------------------------------------

|_| ___ Fee paid previously with preliminary materials.

|_| ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      --------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3)   Filing Party:

      --------------------------------------------------------------------------

      (4)   Date Filed:

      --------------------------------------------------------------------------

                               THE ITALY FUND INC.
                                125 Broad Street
                            New York, New York 10004

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2001
--------------------------------------------------------------------------------

To the Shareholders of The Italy Fund Inc.:

      Notice is hereby given that the Annual Meeting of Shareholders of THE ITALY FUND INC. (the "Fund") will be held at the offices of Willkie Farr & Gallagher on the 38th floor, Conference Room C at 787 Seventh Avenue, New York, New York, on November 14, 2001 at 1:30 p.m. (New York time) for the following purposes:

      1. To elect one director, to hold office for the term indicated and until his successor shall have been elected and qualified;

      2. To consider a non-binding shareholder recommendation that the Board of Directors take steps to convert the Fund to an open-end structure;

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Proposals 1 and 2 are discussed in greater detail in the attached Proxy Statement. The Board of Directors has fixed the close of business on September 17, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                       By Order of the Board of Directors


                                       Christina T. Sydor
                                       Secretary

New York, New York
October 12, 2001

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

      The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

      1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

      2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

      3. All Other Accounts: The capacity of the individual signing the proxy should be indicated unless it is reflected in the form of registration. For example:

Registration                                    Valid Signature
------------                                    ---------------
Corporate Accounts

(1)  ABC Corp. ............................     ABC Corp.
(2)  ABC Corp. ............................     John Doe, Treasurer
(3)  ABC Corp.
       c/o John Doe, Treasurer ............     John Doe
(4)  ABC Corp. Profit Sharing Plan ........     John Doe, Trustee

Trust Accounts

(1)  ABC Trust ............................     Jane B. Doe, Trustee
(2)  Jane B. Doe, Trustee
       u/t/d 12/28/78 .....................     Jane B. Doe

Custodian or Estate Accounts
(1)  John B. Smith, Cust.
       f/b/o John B. Smith, Jr. UGMA ......     John B. Smith
(2)  Estate of John B. Smith ..............     John B. Smith, Jr., Executor

                               THE ITALY FUND INC.
                                125 Broad Street
                            New York, New York 10004

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2001

                                  -------------

                                  INTRODUCTION

      This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of The Italy Fund Inc. (the "Fund") of proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") of the Fund to be held at the offices of Willkie Farr & Gallagher on the 38th floor, Conference Room C at 787 Seventh Avenue, New York, New York, on November 14, 2001 at 1:30 p.m. (New York time), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      The cost of soliciting proxies will be borne by the Fund. Proxy solicitations will be made primarily by mail. In addition, certain officers, directors and employees of the Fund; Smith Barney Fund Management LLC ("SBFM" or the "Manager"), the Fund's investment manager; Salomon Smith Barney Inc. ("Salomon Smith Barney"), an affiliate of SBFM; and/or PFPC Global Fund Services, the Fund's transfer agent, may solicit proxies in person, or by telephone or telegraph. Such representatives and employees will not receive additional compensation for solicitation activities. If the Fund records votes by telephone, it will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked. The Fund will also reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of shares. Salomon Smith Barney and SBFM are located at 125 Broad Street, New York, New York 10004; PFPC Global Fund Services is located at P.O. Box 9699, Providence, RI 02940-9699.

      The Annual Report of the Fund, including audited financial statements for the fiscal year ended January 31, 2001, has previously been furnished to all shareholders of the Fund. This proxy statement and form of proxy are first being mailed to shareholders on or about October 12, 2001. The Fund will provide, without charge, additional copies of the annual report to any shareholder upon request by calling the

Fund at 1-800-331-1710. For more information about the proxy material, please call 1-800-223-2064 between 9:00 a.m. and 5:00 p.m.

      All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" Proposal 1 and "ABSTAIN" for Proposal 2. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. For this reason, abstentions and broker "non-votes" will have no impact on the requisite approval of the Proposals. Proposal 1 requires for approval the affirmative vote of a plurality of the votes cast at the Meeting with a quorum present, in person or by proxy by the shareholders of the Fund voting on the matter. Proposal 2 is a non-binding recommendation by a shareholder that the Board of Directors take steps to convert the Fund to an open-end structure. The Board of Directors voted not to take a position "For" or "Against" the shareholder's proposal at its Meeting on August 22, 2001 (see discussion below). Any proxy may be revoked at any time prior to the exercise thereof by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the Fund's address indicated above or by voting in person at the Meeting.

      The Board knows of no business other than that specifically mentioned in the Notice of Meeting which will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment.

      The Board of Directors of the Fund has fixed the close of business on September 17, 2001 as the record date (the "Record Date") for determination of shareholders of the Fund entitled to notice of, and to vote at, the Meeting or any adjournment. Shareholders of the Fund on that date will be entitled to one vote on each matter for each share held and a fractional vote with respect to fractional shares with no cumulative voting rights. At the close of business on September 17, 2001, the Fund had outstanding 5,069,019 shares of Common Stock, par value $0.01 per share, the only authorized class of stock, of which 4,930,455 (or 97.3%) were held in accounts of, but not beneficially owned by Cede & Co., as nominee of The Depository Trust Company.

  Owners of More Than Five Percent of the Outstanding Shares of the Fund

      The following table shows, as of September 17, 2001, the beneficial owners of more than 5% of the outstanding shares of the Fund. This information is based on reports (Schedules 13 D and G) filed with the Securities and Exchange Commission ("SEC") by each of the firms listed in the table below as well as information as to beneficial ownership reported to the Fund on behalf of the holder.

                                                     Amount
                                                   and Nature
                     Name and Address of          of Beneficial      Percent
Title of Class         Beneficial Owner             Ownership        of Class
--------------       -------------------          -------------      --------
Common Stock         Mira, L.P.                      722,028           14.3%
                     One Chase Manhattan
                     Plaza, 42nd Floor
                     New York, New York 10005

Common Stock         Lazard Freres & Co. LLC          603,000           10.1%
                     30 Rockefeller Plaza
                     New York, New York 10020

      As of the Record Date, to the knowledge of the Fund, no shares of securities issued by Salomon Smith Barney's ultimate parent corporation, Citigroup Inc. ("Citigroup"), were held by Board members who are not "interested persons" of the Fund (as that term is used in the Investment Company Act of 1940, as amended (the "1940 Act")).

      In the event that a quorum is not present at the Meeting or if a quorum is present, but sufficient votes in favor of the proposals set forth in the Notice of Meeting and this Proxy Statement are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposals. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote and which have voted in favor of such proposals.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTOR

      The Board of Directors of the Fund is currently classified into three classes. The director currently serving in Class III has a term expiring at the Meeting; the Class III director currently serving on the Board has been nominated by the Board of Directors for re-election at the Meeting to serve until the year 2004 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

      The Board of Directors of the Fund knows of no reason why the Class III nominee listed below will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee as the Board of Directors may recommend.

      Certain information concerning the nominee is set forth below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Each Director affiliated with the Manager and considered an "interested person" as defined in the 1940 Act is indicated by an asterisk(*).

                    Person Nominated for Election as Director

                                                                           Number of Shares
                                     Principal Occupations                  and % Beneficially
                                    During Past Five Years,                    owned+ as of
     Name                        Other Directorships, and Age               September 17, 2001
---------------------------    ----------------------------------           ------------------
* Heath B. McLendon            Managing Director of Salomon Smith                  22,705
  Director since 1986 (III)    Barney; Chairman or Co-Chairman of              (less than 1%)
                               seventy-seven investment companies
                               affiliated with Citigroup. President and
                               Director of SBFM and Travelers Invest-
                               ment Adviser, Inc. ("TIA"); formerly
                               Chairman of the Board of Smith
                               Barney Strategy Advisers Inc.; 68

The remainder of the Board constitutes Class I and Class II directors (as indicated by the Number I or II), none of whom will stand for election at the Meeting, as their terms will expire in 2002 and 2003, respectively.

                         Directors Continuing in Office

                                                                                    Number of Shares
                                          Principal Occupations                    and % Beneficially
                                         During Past Five Years,                      owned+ as of
     Name                             Other Directorships, and Age                 September 17, 2001
------------------------     --------------------------------------------------    ------------------
Dr. Paul Hardin              Professor of Law and Chancellor Emeritus                   1,334.457
Director since 1986 (I)      at the University of North Carolina at Chapel            (less than 1%)
                             Hill; Director of twenty investment companies
                             affiliated with Citigroup; formerly, Director of
                             The Summit Bancorporation; Chancellor of the
                             University of North Carolina at Chapel Hill; 70

George M. Pavia              Senior Partner, Pavia & Harcourt,
Director since 1991 (I)      Attorneys; Director of nine investment                        --
                             companies affiliated with Citigroup; 73

Phillip Goldstein            Self-employed investment adviser and President             171,055
Director since 2000 (II)     of Kimball and Winthrop, Inc., an investment
                             advisory firm. Since 1992, Mr. Goldstein has
                             managed investments for a limited number of
                             clients and has served as the portfolio manager
                             and President of the general partner of
                             Opportunity Partners, a private investment
                             partnership. Director of The Mexico Equity and
                             Income Fund since 2000, Dresdner RCM Global
                             Strategic Income Fund since 2000 and Brantley
                             Capital Corporation since 2001. Formerly a
                             director of Clemente Strategic Value Fund (1998 to
                             2000); 56

Glenn Goodstein              Since 1992, Mr. Goodstein has managed                       38,000
Director since 2000 (II)     investments for a limited number of                     (less than 1%)
                             clients. Between 1988 and 1996,
                             Mr. Goodstein held several executive
                             positions with Automatic Data Processing; 38

                                                                                     --------------
                                                                                      233,094.457*

----------

+ For this purpose, "beneficial ownership" is defined under Section 13(d) of the 1934 Act. The information as to beneficial ownership is based upon information furnished to the Fund by the Directors.

* Total number of shares owned by the officers and directors as a group which represents 4.6% of the outstanding shares.

                           Beneficial Ownership Report

      Section 16(a) of the Exchange Act requires the Fund's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Fund's Common Stock, to file reports of ownership with the SEC the New York Stock Exchange, Inc. and the Fund. Based solely upon its review of the copies of such forms received by it and written representations from certain of such persons, the Fund believes that during its fiscal year ended January 31, 2001, all filing requirements applicable to such persons were satisfied.

                          Report of the Audit Committee

      The audit committee reports that it: (i) reviewed and discussed the Fund's audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from KPMG LLP("KPMG") that it is independent and disclosures regarding such independence as required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, and subject to the limitations on the responsibilities and role of the audit committee set forth in the Charter, the audit committee recommended to the Board that the audited financial statements be included in the Fund's annual report for the Fund's fiscal year ended January 31, 2001. The membership of the audit committee is comprised of all of the independent directors.

                                Current Officers

      The names of the principal officers of the Fund, with the exception of Mr. McLendon, are listed in the table below together with certain additional information. Mr. McLendon was first elected Chairman of the Board and Investment Officer in 1986. Each officer of the Fund holds such office until a successor has been elected by the Board of Directors.

                                                         Principal Occupations and Other
                               Position                      Affiliations During the
Name                     (year first elected)               Past Five Years, and Age
-------------------    -------------------------      --------------------------------------
Mario D'Urso           President (1986)               Private investor; formerly, Senator
                                                      of the Republic of Italy; Under
                                                      Secretary of State of the Ministry of
                                                      Commerce with the Exterior for the
                                                      Republic of Italy; 60

Lewis E. Daidone       Senior Vice President and      Managing Director of Salomon Smith
                       Treasurer (1994)               Barney; Chief Financial Officer of
                                                      each of the Smith Barney Mutual Funds;
                                                      Director and Senior Vice President of
                                                      SBFM and TIA; 43

                                                         Principal Occupations and Other
                               Position                      Affiliations During the
Name                     (year first elected)               Past Five Years, and Age
-------------------    -------------------------      --------------------------------------
Rein van der Does      Vice President and             Managing Director of Salomon Smith
                       Investment Officer (1996)      Barney; 61.

Christina T. Sydor     Secretary (1994)               Managing Director of Salomon Smith
                                                      Barney; General Counsel and Secretary
                                                      of SBFM and TIA; 50.

      The principal business address of Messrs. McLendon, van der Does, Daidone and Ms. Sydor is 125 Broad Street, New York, New York 10004. The principal business address of Mr. d'Urso is 4/A Viale di Grazioli, Rome, Italy.

      No officer, director or employee of the Fund's investment adviser and administrator receives any compensation from the Fund for serving as an officer or director of the Fund. The Fund pays each director who is not a director, officer or employee of the Fund's investment adviser and administrator a fee of $7,500 per year plus $750 per in-person meeting and $100 per telephonic meeting.

      All directors are reimbursed for actual out-of-pocket expenses relating to their attendance at meetings. These aggregate expenses (including reimbursement for travel and out-of-pocket expenses) paid by the Fund to such directors and members of the Advisory Board (disbanded during the first quarter of 2001) during the calendar year ended December 31, 2000 amounted to $2,199.

                           Disclosure of Auditor Fees

      Audit Fees. Audit fees billed by the Fund to KPMG in connection with the Fund's annual audit for the year ended January 31, 2001 totaled $37,900.

      Financial Information Systems Design and Implementation. KPMG was not engaged by the Fund, its investment adviser, or any entity controlling, controlled by, or under common control with the investment adviser that provides services to the Fund, to provide financial information systems design or implementation services.

      All other Fees. The aggregate fees billed to the Fund for non-audit services by KPMG and paid by the Fund, its investment adviser, or any entity controlling, controlled by, or under common control with the investment adviser that provides services to the Fund totaled approximately $2,000 (tax services).

      The following table shows the compensation paid by the Fund to each director during the Fund's last fiscal year ended January 31, 2001 and by the Fund complex for the calendar year ended December 31, 2000:

                               COMPENSATION TABLE

                                                                    Compensation
                                                               from Fund           Total
                         Aggregate        Pension or           and Fund          Number of
                       Compensation       Retirement            Complex          Funds for
                        from Fund*     Benefits Accrued   Paid to Directors   Which Director
                        Fiscal Year       as part of         Calendar Year     Serves within
Name of Person**       Ended 1/31/01     Fund Expenses      Ended 12/31/00     Fund Complex
--------------         -------------   ----------------   -----------------   --------------
Glenn Goodstein          $ 7,975               0               $  6,100              1
Phillip Goldstein          7,975               0                  6,100              1
Dr. Paul Hardin           11,350               0                 93,150             20
Heath B. McLendon***           0               0                      0             77
George M. Pavia           11,350               0                 18,350              9

----------
* During the calendar year they attain age 80, Fund directors are required to change to emeritus status. Directors Emeritus are entitled to serve in emeritus status for a maximum of 10 years during which time they are paid 50% of the annual retainer fee and meeting fees otherwise applicable to Fund directors, together with reasonable out-of-pocket expenses for each meeting attended. During the Fund's last fiscal year aggregate compensation paid by the Fund to directors achieving emeritus status totaled $10,127.

** Mr. Paolo M. Cucchi and Mr. Mario D'Urso, former directors, received $3,375 each, for serving a partial year.

***   Designates an "interested director."

      Committees of The Board of Directors

      The Fund has no Compensation or Nominating Committee of the Board, or any committee performing similar functions. The Fund has an audit committee comprised of those directors who are not "interested persons" of the Fund as defined in the 1940 Act ("Independent Directors") and a Pricing Committee of the Board comprised of the Chairman of the Board and one independent director. The Audit Committee is responsible for recommending the selection of the Fund's independent accountants and reviewing all audit as well as nonaudit accounting services performed for the Fund as set forth in the Audit Committee's charter, which is attached hereto as Appendix A. During the fiscal year ended January 31, 2001, six meetings of the Board of Directors of the Fund were held, four of which were regular meetings; in addition two Audit Committee meetings were held. In the last fiscal year no director attended less than 75% of these meetings.

                                  Required Vote

      Election of each of the listed nominees for director requires the affirmative vote of a plurality of the votes cast at the Meeting in person or by proxy.

      THE BOARD OF DIRECTORS, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEE TO THE BOARD.

                      PROPOSAL NO. 2: SHAREHOLDER PROPOSAL

Statement of Receipt of Shareholder Proposal

      The Fund has received the following proposal and supporting statement from Walter S. Baer, who advised the Fund that, at the time he submitted his proposal to the Fund, he owned shares of the Fund with a market value of at least $2,000 continuously for the preceding year. The Fund will provide the address of Mr. Baer to any person who so requests such information orally or in writing, promptly upon receipt of any oral or written request therefor, to Christina T. Sydor, Secretary, The Italy Fund Inc., 125 Broad Street, New York, NY 10004. The Board of Directors and the Fund accept no responsibility for the accuracy of either the proposal or Mr. Baer's supporting statement.

      Resolved: The stockholders of The Italy Fund ("Fund") again urge the Board of Directors to take the steps necessary to convert the Fund to an open-end fund.

      Supporting Statement: The Fund's Board of Directors deserve our thanks for their efforts to enhance shareholder value through two recent tender offers and an ongoing share repurchase program. However, the Board of Directors has not yet implemented the shareholder measure passed at last year's annual meeting to convert our Fund to an open-end fund.

      Last year's proposal to open-end our Fund was supported by more than 65 percent of the shareholders voting. Subsequently, in September 2000, more than 80 percent of shares were tendered at 98% of net asset value (NAV), clearly indicating that the vast majority of shareholders want to be able to receive NAV for their shares. (The second tender offer in July 2001 was at only 95% of the NAV, but still attracted 65 percent of shares.) Since the tender expired on July 19, the share price discount from NAV has again crept upwards toward double digits and, as of the date of this statement (August 24, 2001), stands at 9.75%.

      Shareholders voted for eliminating the discount and, I believe, still want to see it eliminated once and for all. This proposal again asks the Board "to take the steps necessary to convert the Fund to an open-end Fund." If it again passes, we urge the Board to act on it expeditiously.

Statement of Position of the Board of Directors

      In light of the fact that this is a non-binding shareholder proposal, the Board, after thorough consideration, has determined to use this proxy as a forum for shareholders to express their views on the future of the Fund without being influenced by a recommendation of the Board. As always, the Board will act consistent with its understanding of the Fund's best interest. Therefore, at this time, the Board is not recommending that shareholders vote "For" or "Against" this proposal.

      Instead, the Board of Directors has asked Fund management for its analysis of and response to the shareholder proposal and supporting statement, and the following reflects those views, which the Board believes should be available to investors.

                     Fund Management's Analysis and Response

      In assessing this non-binding shareholder proposal and formulating a response, the Board and Fund Management have been attempting to establish a balance that satisfies the greatest number of shareholders, recognizing that investors have divergent expectations and goals. This non-binding shareholder proposal focuses on the one-time financial benefit achieved by converting the Fund to an open-end structure, whereas Management believes that maintaining the closed-end structure is the most effective means to deliver continuing, long-term benefits to investors.

      There are three major benefits to long-term investors in maintaining the closed-end fund structure of the Fund: Flexibility to invest in smaller issues not readily available to investors outside Italy; demonstrated strong performance as a closed-end fund; and the access it provides to investors globally via its New York Stock Exchange listing.

      Investment Flexibility in Managing Fund Assets: The current closed-end structure of the Fund allows Fund Management to take a longer-term perspective on investments. This perspective permits a more effective investment strategy which is not disrupted by cash inflows or outflows when shareholders buy or redeem shares. Moreover, because the Fund is not required to effect redemptions of its shares, it does not recognize additional capital gains from the sale of its investments that would result in increased shareholder tax liability.

      For the Fund, smaller and mid-sized companies have contributed in the past to its strong long-term performance. Earlier this year, the portfolio manager reallocated the Fund's portfolio to smaller and mid-sized companies that offer potentially greater growth than do larger capitalization companies. These smaller and mid-sized companies are generally not as readily available to investors outside of Italy. These types of companies have contributed in the past to the Fund's strong absolute long-term performance and relative performance versus the Italian indices. Simply stated, Fund Management does not believe it could manage the Fund as an open-end fund as effectively.

      Demonstrated Strong Performance as a Closed-End Fund: The closed-end structure has proven beneficial to shareholders of the Fund since its inception. The Fund has delivered strong investment returns to shareholders, based on market price, for the past 3, 5 and 10-years periods. Only recently, in line with the world's (and particularly, the Italian) stock markets, have returns not been positive.

      The non-binding shareholder proposal focuses on the one-time benefit potentially achieved by open-ending the Fund. The fact is that the Fund's returns on market price are better than on net asset value. Had this been an open-end fund, shareholders would have received less return than they did from the Fund in the closed-end structure in which it currently operates.

                    Performance Returns as of July 31, 2001

                                                       Excess of Market
                  Market Returns     NAV Returns       Returns over NAV
                  --------------     -----------       ----------------

   1 year            (20.64%)         (27.01%)               6.37%
   3 year             11.32%            3.20%                8.12%
   5 year             20.82%           15.56%                5.26%
  10 year              8.82%            7.20%                1.62%

      The Fund is Well-Suited for Global Investors: As a New York Stock Exchange-listed company, the Fund is owned by shareholders around the globe. Its shareholders reside not only in the United States, but also in countries such as Switzerland, Germany, Luxembourg, the United Kingdom, Mexico, Japan and even Italy itself. In assessing this non-binding shareholder proposal and formulating a response, Management reiterates its attempts to establish a balance that satisfies the greatest number of shareholders. However, converting to an open-end structure could severely disadvantage these global investors by potentially creating problems in how and where this new security can be acquired and held.

      Finally, Fund Management is optimistic about the long-term potential of the Italian equity market and believes that both the Italian market and the Euro are currently undervalued.

      Management Has Demonstrated its Proactive Commitment to Enhancing Shareholder Value

      Fund Management has successfully undertaken specific programs to address the Fund's market price discount to NAV and, via its two tender offers, to provide shareholders with an opportunity to exit at NAV minus administrative costs. Specifically, it recommended to the Board of Directors a share buyback program that the Board approved in 1998. This share buyback program has resulted in a $.51 increase in net asset value from October 27, 1998 until present, and we believe, improved liquidity. In addition, Fund Management recommended, and the Board approved, two tender offers, in the fall of 2000 and summer of 2001, both of which permitted shareholders to tender shares while preserving the viability of the Fund.

      These efforts have resulted in a dramatic reduction in the Fund's discount to net asset value. As the table on the next page demonstrates, the trend is for a narrowing between the market price of the Fund and its net asset value per share.

Market Value Discount to Net Asset Value (March 31, 1998-June 20, 2001)

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar chart in the printed material.]

1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr. 1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr. 1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr. 1st Qtr. 2nd Qtr.
 1998      1998     1998     1998     1999     1999     1999     1999     2000     2000     2000     2000     2001     2001
-------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
 16.69%   18.22%   22.68%   17.90%   19.05%   13.66%   14.89%   16.21%   13.99%   13.03%   11.35%    12.40%   7.95%   6.10%

Short Term versus the Long Term

      Whereas Fund Management's and the Board's actions heretofore have enhanced shareholder value over a period of time, open-ending the Fund would provide shareholders with only a short-term, one-time benefit. As indicated above, the Fund's performance over many years and the Board's prior actions - share repurchase program and two tender offers - resulted in enhanced value for shareholders versus the one-time benefit that would be the likely outcome of open-ending the Fund.

      THE BOARD OF DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, MAKES NO RECOMMENDATION AS TO WHETHER SHAREHOLDERS SHOULD VOTE "FOR" OR "AGAINST" THE SHAREHOLDER PROPOSAL.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 2002 Annual Meeting of the Shareholders of the Fund must be received by December 1, 2001 to be included in the proxy statement and the form of proxy relating to that meeting as the Fund expects that the 2002 Annual Meeting will be held in May of 2002. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.

      The persons named as proxies for the 2002 Annual Meeting will have discretionary authority to vote on any other matter presented by a shareholder for action at that meeting unless the Fund receives notice of the matter by January 1, 2002, in which case these persons will not have discretionary voting authority except as provided in the SEC's rules governing shareholder proposals.

                                  OTHER MATTERS

      The Manager knows of no other matters which are to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

      All proxies received will be voted "for" Proposal 1 and "Abstain" for Proposal 2, unless otherwise directed therein.

                                       By Order of the Board of Directors


                                      Christina T. Sydor
                                      Secretary

October 12, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE AND SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Appendix A

                               THE ITALY FUND INC.
                             AUDIT COMMITTEE CHARTER

      I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc. as such requirements are interpreted by the Board of Directors in its business judgment.

      II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

            1. in its oversight of the Company's accounting and financial reporting principles, policies and controls, and audit processes;

            2. in its oversight of the Company's financial statements and the independent audit thereof;

            3. in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and

            4. in evaluating the independence of the outside auditors.

      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statement in accordance with Generally Accepted Auditing Standards. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including the issue of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management of the Company or of Smith Barney Fund

Management LLC ("SBFM") as to any information technology, internal audit and other non-audit services provided by the outside auditors of the Company to the Company, SBFM and any entity controlling, controlled by or under common control with SBFM that provides services to the Company ("SBFM Affiliates").

      The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

      The outside auditors shall submit to the Audit Committee annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence") which, in the auditor's professional judgement may be reasonably thought to bear on independence, addressing each non-audit service provided to the Company, SBFM and the SBFM Affiliate and at least the matters set forth in Independence Standards Board No.
1. The Statement as to Independence shall also identify any audit, tax or consulting services to the custodian, or other service providers to the Company, and to other investment companies advised by the Company's investment adviser or administered by the Company's administrator, as the Audit Committee and the outside auditors may agree. These professional services may include those relating to the services provided by such service providers to the Company or any other services that the outside auditors or the Committee believe may bear on the outside auditor independence with respect to the Company. The Audit Committee acknowledges that the disclosure of such services provided by the outside auditors may be limited by the Code of Professional Conduct of the American Institute of Certified Public Accountants.

      The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's financial statements; (ii) information technology consulting services provided to the Company, SBFM, and the SBFM Affiliates for the most recent fiscal year, in the aggregate and, (iii) all other services provided to the Company, SBFM, and the SBFM Affiliates by the outside auditors for the most recent fiscal year, in the aggregate.

      III. Meetings of the Audit Committee: The Audit Committee shall meet at least annually with the outside auditors to discuss the annual audited financial statements and results of their audit. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

            1. to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

            2. to review the fees charged by the outside auditors for audit and non-audit services;

            3. to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

            4. If applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services is compatible with maintaining the independence of the outside auditors;

            5. to instruct the auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

            6. to advise management and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

            7. to consider any reports or communications (and management's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section
      380), as may be modified or supplemented, including reports and communications related to:

            o deficiencies noted in the audit in the design or operation of internal controls;

            o     consideration of fraud in a financial statement audit;

            o     detection of illegal acts;

            o the outside auditors' responsibility under generally accepted auditing standards;

            o     significant accounting policies;

            o     management judgments and accounting estimates;

            o     adjustments arising from the audit;

            o the responsibility of the outside auditors for other information in documents containing audited financial statements;

            o     disagreements with management;

            o     consultation by management with other accountants;

            o major issues discussed with management prior to retention of the outside auditors;

            o difficulties encountered with management in performing the audit;

            o the outside auditors' judgments about the quality of the entity's accounting principles; and

            o reviews of interim financial information conducted by the outside auditors;

            8. with respect to reporting and recommendations, to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies;

            9. to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

            10. to review this Charter at least annually and recommend any changes to the full Board of Directors; and

            11. to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

      V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                      PROXY

                               THE ITALY FUND INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING ON NOVEMBER 14, 2001

The undersigned holder of shares of The Italy Fund Inc. (the "Fund"), a Maryland corporation, hereby appoints Heath B. McLendon, Christina T. Sydor and Robert M. Nelson as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund (the "Meeting") to be held in the offices of Wilkie Farr & Gallagher on the 38th floor, Conference Room C, 787 Seventh Avenue, New York, New York, on the date indicated above, and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated October 12, 2001, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
    SIDE                                                              SIDE

   Please mark
X  votes as in
   this example.

   This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AS AN ABSTENTION FOR PROPOSAL 2.


1. To elect Heath B. McLendon             2. To consider a non-binding
   as a Class III Director of the Fund       shareholder recommendation that the
                                             Board of Directors take steps to
           FOR      WITHHOLD                 convert the Fund to an open-end
                                             structure.
           ---        ---
                                                  FOR   AGAINST   ABSTAIN

                                                  ---     ---       ---


                                     NOTE: Please sign exactly as your name
                                     appears on this Proxy. If joint owners,
                                     EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.


                                     PLEASE SIGN, DATE AND RETURN PROMPTLY IN
                                     THE ENCLOSED ENVELOPE.


Signature:____________ Date:____________ Signature:____________ Date:___________